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                                                                    EXHIBIT 10.4

                             TAX SHARING AGREEMENT

     This TAX SHARING AGREEMENT (this "Agreement") is dated as of ______ __, 1998, between Silicon Graphics, Inc. ("SGI") and MIPS Technologies, Inc.

                                   WITNESSETH
                                   ----------

     WHEREAS, SGI is the common parent of an affiliated group of corporations which includes MIPS Technologies, Inc. (the "SGI Affiliated Group") and which group and the members thereof file consolidated federal income tax returns as well as certain consolidated, combined or unitary state income tax returns;

     WHEREAS, MIPS Technologies, Inc. is a Member (as hereinafter defined) of the SGI Affiliated Group;

     WHEREAS, the SGI Affiliated Group has filed a consolidated federal income tax return for its prior taxable years, and intends to file a consolidated federal income tax return for subsequent years; and

     WHEREAS, the parties hereto desire to set forth their agreements with regard to their respective liabilities for federal, state, local and foreign taxes for periods ending after the completion of the offering described in the prospectus dated April __, 1998 (the "Offering"), and to provide for certain other tax matters.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            Article 1 - Definitions
                            -----------------------

     For purposes of this Agreement:

     1.1 "Affiliated Group" means an affiliated group as defined in section 1504(a) of the Code.

     1.2 "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any law which may be a successor thereto. A reference to any section of the Code means such section as in effect from time to time and any comparable provision of the Code or any successor law.

     1.3 "Effective Period" shall have the meaning set forth in Article 8.1 of this Agreement.
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                                       2



     1.4 "MIPS Technologies, Inc. Subgroup" shall mean the group of corporations, if any, that would constitute a separate Affiliated Group with MIPS Technologies, Inc. as the common Parent if MIPS Technologies, Inc. was not a Member of the SGI Affiliated Group. If no MIPS Technologies, Inc. Subgroup exists, references to MIPS Technologies, Inc. Subgroup in this Agreement shall be interpreted as references to MIPS Technologies, Inc..

     1.5 "MIPS Technologies, Inc. Subgroup Separate Federal Amount" shall have the meaning set forth in Article 4.2 of this Agreement.

     1.6 "MIPS Technologies, Inc. Subgroup Separate State, Local and Foreign Amount" shall have the meaning set forth in Article 4.3 of this Agreement.

     1.7 "MIPS Technologies, Inc. Subgroup Separate Tax Return Amount" shall having the meaning set forth in Article 4.1 of this Agreement.

     1.8  "IRS" shall mean the Internal Revenue Service.

     1.9 "Member" means, with respect to any SGI Consolidated Return Period, an includible corporation (as defined in section 1504(b) of the Code) in an Affiliated Group.

     1.10 "Parent" means any Member that directly owns stock that possesses more than 80 percent of the total voting power of the stock of another Member.

     1.11 "Regulation" means am income tax regulation promulgated by the U.S. Treasury Department under the Code. A reference to any section of the Regulations means such section as in effect from time to time and any comparable successor regulation.

     1.12 "SGI Consolidated Federal Return" shall mean any consolidated federal income Tax return or amendment thereof of the SGI Affiliated Group for any SGI Consolidated Return Period.

     1.13 "SGI Consolidated Return Period" shall mean a taxable period that ends within the Effective Period of this Agreement for which a consolidated, combined or unitary (as applicable) federal, state or local income tax return is filed or required to be filed by the SGI Affiliated Group.

     1.14 "SGI Consolidated Tax Liability" means, with respect to any SGI Consolidated Return Period, the consolidated, combined or unitary Tax (as defined in Article 1.17 of this Agreement) liability of the SGI Affiliated Group.
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                                       3


     1.15 "SGI State, Local and Foreign Returns" shall have the meaning set forth in Article 2.2(a) of this Agreement.

     1.16 "Subsidiary" means, with respect to any Parent, a Member, the majority of whose voting stock is owned directly by such Parent.

     1.17 "Tax" or "Taxes" shall mean all federal, including alternative minimum tax and environmental tax, state, local and foreign gross or net income, gross receipts, withholding, franchise, transfer, estimated or other tax or similar charges and assessments, including all interest, penalties and additions imposed with respect to such amounts.

     1.18 "Tax Benefit" shall mean, with respect to Taxes, any item of loss, deduction or credit, including, but not limited to, foreign tax credits, alternative minimum tax credits, net operating losses and capital losses.

                         Article 2 - Tax Return Filing
                         -----------------------------

     2.1  SGI Consolidated Federal Returns.  (a) General.  For any SGI
          --------------------------------       -------
Consolidated Return Period, SGI shall have sole and exclusive responsibility for the preparation and filing of all SGI Consolidated Federal Returns and amendments thereto with the IRS. Such returns shall include all income, gains, losses, deductions and credits of the MIPS Technologies, Inc. Subgroup.

     (b) Cooperation.  The MIPS Technologies, Inc. Subgroup shall furnish SGI,
         -----------
at least sixty (60) days before the due date (including extensions) of any such SGI Consolidated Federal Return, with its completed section of such SGI Consolidated Federal Return, prepared in accordance with this Agreement, in accordance with instructions from SGI and in a manner consistent with prior returns, if any, provided that such actions are not inconsistent with this Agreement. The MIPS Technologies, Inc. Subgroup will also furnish SGI work papers and other such information and documentation as is reasonable requested by SGI with respect to the MIPS Technologies, Inc. Subgroup.

     2.2  SGI State, Local and Foreign Returns.  (a) General.  For any SGI
          ------------------------------------       -------
State, Local and Foreign Return Period, SGI shall have sole and exclusive responsibility for the preparation and filing of all combined, consolidated or unitary state, local or foreign income or franchise Tax returns which are required to be filed by SGI or a Subsidiary of SGI (such returns collectively, the "SGI State, Local and Foreign Returns").

     (b) Cooperation.  SGI will timely advise the MIPS Technologies, Inc.
         -----------
Subgroup of the inclusion of the MIPS Technologies, Inc. Subgroup in any SGI State, Local and Foreign Returns and the jurisdictions in which such returns will be filed. The MIPS Technologies, Inc. Subgroup will evidence its agreement to be included in such return on the appropriate form(s) and will take such other actions as may be appropriate, in the opinion of SGI, to carry out the purposes and intent of this Article 2.2, provided that such actions are not inconsistent with this Agreement. The MIPS Technologies, Inc. Subgroup shall furnish SGI, at least sixty (60) days
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                                       4

before the due date (including extensions) of any such SGI State, Local and Foreign Returns, with its completed section of such SGI State, Local and Foreign Returns, prepared in accordance with this Agreement, in accordance with instructions from SGI and in a manner consistent with prior returns, if any, provided that such actions are not inconsistent with this Agreement. MIPS Technologies, Inc. will also furnish SGI work papers and other such information and documentation as is reasonable requested by SGI with respect to MIPS Technologies, Inc..

                         Article 3 - SGI Tax Liability
                         -----------------------------

     3.1  SGI Consolidated Federal Return Liability.  Except to the extent
          -----------------------------------------
otherwise provided herein, for each SGI Consolidated Return Period, SGI shall be liable for and indemnify the MIPS Technologies, Inc. Subgroup against all Taxes due in respect of all SGI Consolidated Federal Returns, subject to reimbursement from the MIPS Technologies, Inc. Subgroup as contemplated by Article 4 of this Agreement.

     3.2  SGI State, Local and Foreign Return Liability.  Except to the extent
          ---------------------------------------------
otherwise provided herein, for each SGI State, Local and Foreign Return Period, SGI shall be liable for and indemnify the MIPS Technologies, Inc. Subgroup against all Taxes due in respect of all SGI State, Local and Foreign Returns, subject to reimbursement from the MIPS Technologies, Inc. Subgroup as contemplated by Article 4 of this Agreement.

    Article 4 - MIPS Technologies, Inc. Subgroup Separate Tax Return Amount
    -----------------------------------------------------------------------

     4.1  General.  For any taxable period ending during the Effective Period of
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this Agreement, the term "MIPS Technologies, Inc. Subgroup Separate Tax Return
Amount" shall mean the aggregate amount, whether a negative or positive, of (i) the MIPS Technologies, Inc. Subgroup Separate Federal Amount and (ii) the MIPS Technologies, Inc. Subgroup Separate State, Local and Foreign Amount, each as adjusted pursuant to the terms of this Agreement.

     4.2  Computation of MIPS Technologies, Inc. Subgroup Separate Federal
          ----------------------------------------------------------------
Amount.  For each SGI Consolidated Return Period that ends during the Effective
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Period of this Agreement, the MIPS Technologies, Inc. Subgroup shall compute the
MIPS Technologies, Inc. Subgroup Separate Federal Amount for the portion of such periods in which MIPS Technologies, Inc. is a Member of the SGI Affiliated
Group. "MIPS Technologies, Inc. Subgroup Separate Federal Amount" means, with respect to each SGI Consolidated Return Period, the federal Tax liability that would be payable by the MIPS Technologies, Inc. to the IRS (in which case such amount will be positive), or the federal Tax refund that would be payable by the IRS to MIPS Technologies, Inc. (in which case such amount will be negative) if
                                                                            --
(1) in the case that no MIPS Technologies, Inc. Subgroup exists, MIPS Technologies, Inc. had filed a separate federal income tax return for the SGI Consolidated Return Period or (2) in the case that a MIPS
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                                       5

Technologies, Inc. Subgroup exists, the MIPS Technologies, Inc. Subgroup had filed a separate consolidated federal income tax return exclusively with the Members of the MIPS Technologies, Inc. Subgroup for the SGI Consolidated Return Period. In the event that the MIPS Technologies, Inc. Subgroup would have a net operating loss, tax credit or other favorable Tax attribute (a "Tax Attribute) for federal Tax purposes for a particular SGI Consolidated Return Period that would eliminate the federal Tax liability of the MIPS Technologies, Inc. Subgroup for such taxable period but would not yield a federal Tax refund for MIPS Technologies, Inc. on a separate federal income tax return basis or the MIPS Technologies, Inc. Subgroup on a separate consolidated federal income tax return basis, the MIPS Technologies, Inc. Subgroup Separate Federal Amount shall be zero for such taxable period, and such federal Tax Attribute shall be recoverable, if at all, by MIPS Technologies, Inc. or the MIPS Technologies, Inc. Subgroup in a subsequent SGI Consolidated Return Period on such separate return basis, as herein provided. In computing the MIPS Technologies, Inc. Subgroup Separate Federal Amount, MIPS Technologies, Inc. and each Member of the MIPS Technologies, Inc. Subgroup shall follow the Tax elections and other Tax positions adopted or prescribed by SGI and shall take into account the adjustments and modifications set forth in Article 4.4 of this Agreement.

     4.3  Computation of MIPS Technologies, Inc. Subgroup Separate State, Local
          ---------------------------------------------------------------------
and Foreign Amount.  For each SGI Consolidated Return Period that ends on or
-------------------
after the first day of the Effective Period of this Agreement, the MIPS Technologies, Inc. Subgroup shall compute the MIPS Technologies, Inc. Subgroup Separate State, Local and Foreign Amount for the portion of such periods in which MIPS Technologies, Inc. is a Member of the SGI Affiliated Group. "MIPS Technologies, Inc. Subgroup Separate State, Local and Foreign Amount" means, with respect to each SGI Consolidated Return Period, the state, local and foreign Tax liability that would be payable by the MIPS Technologies, Inc. the applicable taxing authorities (in which case such amount will be positive), or the state, local and foreign Tax refund that would be payable by the applicable taxing authorities to MIPS Technologies, Inc. (in which case such amount will be negative) if (1) in the case that no MIPS Technologies, Inc. Subgroup exists,
          --
MIPS Technologies, Inc. had filed a separate state, local and foreign income or franchise tax returns for the SGI Consolidated Return Period or (2) in the case that a MIPS Technologies, Inc. Subgroup exists, the MIPS Technologies, Inc. Subgroup had filed combined, consolidated or unitary state, local or foreign income or franchise tax returns exclusively with the Members of the MIPS Technologies, Inc. Subgroup for the SGI Consolidated Return Period. In the event that the MIPS Technologies, Inc. Subgroup would have a net operating loss, tax credit or other favorable Tax attribute (a "Tax Attribute) for state, local or foreign Tax purposes for a particular SGI Consolidated Return Period that would eliminate the state, local or foreign Tax liability of the MIPS Technologies, Inc. Subgroup for such taxable period but would not yield a state, local or foreign Tax refund for MIPS Technologies, Inc. on a separate federal income tax return basis or the MIPS Technologies, Inc. Subgroup on a separate combined, consolidated or unitary state, local or foreign income
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                                       6

or franchise tax return basis, the MIPS Technologies, Inc. Subgroup Separate Federal Amount shall be zero for such taxable period, and such state, local or foreign Tax Attribute shall be recoverable, if at all, by MIPS Technologies, Inc. or the MIPS Technologies, Inc. Subgroup in a subsequent SGI Consolidated Return Period on such separate return basis, as herein provided. In computing the MIPS Technologies, Inc. Subgroup Separate State, Local and Foreign Amount, MIPS Technologies, Inc. and each Member of the MIPS Technologies, Inc. Subgroup, if any, shall follow the Tax elections and other Tax positions adopted or prescribed by SGI and shall take into account the adjustments and modifications set forth in Article 4.4 of this Agreement.

     4.4  Adjustments.  In computing the MIPS Technologies, Inc. Subgroup
          -----------
Separate Federal Amount (and to the extent appropriate, the MIPS Technologies, Inc. Subgroup Separate State, Local and Foreign Amount), MIPS Technologies, Inc. and each Member of the MIPS Technologies, Inc. Subgroup, if any, shall take into account the following adjustments and modifications:

        (a) The MIPS Technologies, Inc. Subgroup Separate Federal Amount shall be computed as if MIPS Technologies, Inc. came into existence in a Code section 351 transaction on the date of the Offering, and unless otherwise provided, MIPS Technologies, Inc. shall be deemed not to have existed prior to such date. The MIPS Technologies, Inc. Subgroup shall not be entitled to any Tax Benefits of either the SGI Affiliated Group or MIPS Technologies, Inc. that existed prior to the date of the Offering (a "Preexisting Tax Benefit").

        (b) Dividends from any Member of the SGI Affiliated Group shall be eliminated.

        (c) Items of income, gain, loss or deduction arising from a transaction described in section 1.1552-1(a)(2)(ii) of the Treasury Regulations shall be taken into account by the MIPS Technologies, Inc. Subgroup, respectively, in the same manner and in the same taxable years as such items are actually taken into account on the SGI Consolidated Federal Return.

        (d) Carryforwards and carrybacks of any Tax. Benefits shall be calculated as though SGI were the IRS and the MIPS Technologies, Inc. Subgroup was a separate Affiliated Group of corporations filing Tax returns on a consolidated, combined or unitary basis.

        (e) Characterization of items of income, expense, gain or loss that are determined on a consolidated or combined basis in the calculation of SGI Consolidated Federal Return Liability and SGI State, Local and Foreign Liability, such as characterizations under Code section 1231, shall retain their characterization for purposes of determining the MIPS Technologies, Inc. Subgroup Separate Federal Amount and the MIPS Technologies, Inc. Subgroup Separate State, Local and Foreign Amount.
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                                       7

        (f) All ordinary income and capital gains shall be deemed to be subject to Tax at the highest applicable Tax rate applicable to taxable ordinary income of corporations.

        (g) Any exemption or similar items that must be prorated or apportioned among the component Members of the MIPS Technologies, Inc. Subgroup shall not be taken into account.

        (h) Estimated Tax payments made pursuant to Article 5 of this Agreement shall not be included in the computation of the MIPS Technologies, Inc. Subgroup Separate Tax Return Amount.

        (i)     Other adjustments reasonably specified by SGI shall be made.

     4.5  Payment of MIPS Technologies, Inc. Subgroup Separate Tax Return
          ---------------------------------------------------------------
Amount.  (a) Payment from MIPS Technologies, Inc. Subgroup to SGI.  For any SGI
------       ----------------------------------------------------
Consolidated Return Period covered by this Agreement, if the MIPS Technologies, Inc. Subgroup Separate Tax Return Amount is a positive amount, MIPS Technologies, Inc. shall pay such amount to SGI on or before the due date (without extensions) of the SGI Consolidated Federal Returns for the appropriate SGI Consolidated Return Period. Such payment shall be reduced by the estimated Tax payments made by the MIPS Technologies, Inc. Subgroup for such taxable period pursuant to Article 5 of this Agreement. For administrative or other reasons, SGI may direct or allow the above payment to be made after the prescribed date. If all relevant information necessary to determine the amount of the payment is not available by the due date, the payment shall be based on estimates, and adjustments shall be made when sufficient information is available or as soon as practicable after the SGI Consolidated Federal Return for the appropriate SGI Consolidated Return Period is filed.

     (b) Payment from SGI to MIPS Technologies, Inc. Subgroup.  For any SGI
         ----------------------------------------------------
Consolidated Return Period covered by this Agreement, if the MIPS Technologies, Inc. Subgroup Separate Tax Return Amount is a negative amount SGI shall pay to MIPS Technologies, Inc. the amount that would have been allowed as a net Tax refund to the MIPS Technologies, Inc. Subgroup on or before the due date (without extensions) of the SGI Consolidated Federal Returns for the appropriate SGI Consolidated Return Period. Such payment shall be increased by the estimated Tax payments made by the MIPS Technologies, Inc. Subgroup for such taxable period pursuant to Article 5 of this Agreement. For administrative or other reasons, SGI may decide to make the above payment after the prescribed date. If all relevant information necessary to determine the amount of the payment is not available by the due date, the payment shall be based on estimates, and adjustments shall be made when sufficient information is available or as soon as practicable after the SGI Consolidated Federal Return for the appropriate SGI Consolidated Return Period is filed.
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                                       8

                       Article 5 - Estimated Tax Payments
                       ----------------------------------

     5.1 The MIPS Technologies, Inc. Subgroup shall pay to the SGI quarterly installments of estimated Tax. The amount of such payments for the first, second, third and fourth installments shall cumulatively equal 25 percent, 50 percent, 75 percent and 100 percent, respectively, of the estimated full-year MIPS Technologies, Inc. Subgroup Separate Tax Return Amount (including the minimum tax and environmental tax). Settlement for such payment shall be made on or before, or as soon as practicable after, the due date of the applicable estimated Tax payment to be paid by SGI.

     5.2 The MIPS Technologies, Inc. Subgroup shall pay to SGI any and all interest and penalties imposed on the SGI Affiliated Group as a result of the underpayment of estimated Tax attributable to the MIPS Technologies, Inc. Subgroup. For purposes of this Article 5.2, the Chief Financial Officer of SGI shall determine which Member or Members of the SGI Affiliated Group the underpayment is attributable. Such determination of the Chief Financial Officer shall be final. A payment of such interest and penalties shall not be considered a payment of estimated Tax.

           Article 6 - Adjustments to SGI Consolidated Tax Liability
           ---------------------------------------------------------

     6.1  General.  If any adjustment in the SGI Consolidated Tax Liability is
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made as a result of an audit by the IRS, the granting of a claim for refund, a final decision by a court, the carryback or carryforward of a loss, deduction or credit or any other similar circumstance, the Tax refund or Tax liability resulting therefrom, including any interest and penalties (an "Adjustment"), shall be allocated between the SGI Affiliated Group and the MIPS Technologies, Inc. Subgroup in accordance with the principles of this Agreement as if such adjustments had been taken into account in the year to which they relate.

     6.2  Adjustment Resulting in Basis Increase to MIPS Technologies, Inc.
          -----------------------------------------------------------------
Subgroup.  If any Adjustment results in an increase in the adjusted basis of any
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asset transferred by SGI to the MIPS Technologies, Inc. Subgroup, the MIPS
Technologies, Inc. Subgroup shall pay to SGI the amount of any Tax benefit resulting to it by virtue of such basis increase to SGI as and when such Tax benefit is realized. The preceding sentence shall survive the expiration of the Effective Period of this Agreement.

                      Article 7 - Miscellaneous Provisions
                      ------------------------------------

     7.1  It is understood and acknowledged that, in accordance with Regulation
(S) 1.1502-77, SGI will be the agent for all Members of the SGI Affiliated Group with respect to all matters referred to therein. SGI shall have authority to compromise or concede any Tax issues for any SGI Consolidated Return Period.
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                                       9

     7.2 If for any reason the application of this Agreement results in an inequitable and unintended allocation, the General Tax Counsel of SGI shall have the authority to reallocate items to eliminate or reduce the inequity, provided such reallocation is based on the principles of this Agreement.

     7.3 If the MIPS Technologies, Inc. ceases to be a Member of the SGI Affiliated Group, this Agreement shall apply with respect to any period in which the income of MIPS Technologies, Inc. is included in the SGI Consolidated Tax Return. MIPS Technologies, Inc. shall remain liable to SGI for payments required under this Agreement, including, but not limited to, payments of Tax and estimated Tax for periods in which the MIPS Technologies, Inc. Subgroup's income is included in the SGI Consolidated Tax Return and payments attributable to adjustments referred to in Article 6 of this Agreement. Additionally, MIPS Technologies, Inc. shall cooperate and provide reasonable access to books, records and other information needed in connection with audits, administrative proceedings, litigation and other similar matters related to periods in which MIPS Technologies, Inc. was a member of the SGI Affiliated Group.

     7.4 If MIPS Technologies, Inc. ceases to be a Member of the SGI Affiliated Group, MIPS Technologies, Inc. shall not be entitled to any compensation from SGI relating to (i) any federal Tax Attributes or (ii) any state, local or foreign Tax Attributes that have not been utilized by MIPS Technologies, Inc. or the MIPS Technologies, Inc. Subgroup on a separate return basis in any prior SGI Consolidated Return Period.

     7.5  If MIPS Technologies, Inc. ceases to be a Member of the SGI
Affiliated Group, MIPS Technologies, Inc. shall pay to SGI the amount of any benefit MIPS Technologies, Inc. receives from the use of any Preexisting Tax Benefit in any taxable period after ceasing to be such a Member. The preceding sentence shall survive the expiration of the Effective Period of this Agreement.

     7.6 This Agreement may be unilaterally amended by SGI in response to legislative or regulatory changes in the Tax law, provided that any such amendment is consistent with the overall general principles of this Agreement.

     7.7 Any matter not specifically covered by this Agreement shall be handled in the manner determined by SGI in accordance with the general principles of this Agreement. Any dispute concerning the interpretation of this Agreement shall be settled by the Chief Executive Officer, Chief Financial Officer and General Tax Counsel of SGI.

     7.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                          Article 8 - Effective Period
                          ----------------------------

     8.1 This Agreement shall apply to all taxable periods that begin or end after the after the date of the Offering, provided that the MIPS Technologies, Inc. Subgroup is a Member of the SGI Affiliated Group for a portion of such taxable period (the "Effective Period").

     8.2 The termination of this Agreement shall not relieve any party of any obligation arising hereunder.
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                                 * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and attested.


SGI                           MIPS Technologies, Inc.

By:  ____________________________        By:  ____________________________
     Name:                                    Name:
     Title:                                   Title: